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                                                                   EXHIBIT 23(b)


                         Independent Auditors' Consent
                         -----------------------------


The Board of Directors
Norwest Corporation:

We consent to the incorporation by reference in the Registration Statement (No. 333-10469) on Form S-3 of Wells Fargo & Company of our report dated January 15, 1998, with respect to the consolidated balance sheets of Norwest Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and to the reference to our Firm under the heading "EXPERTS" in the prospectus.

                                KPMG PEAT MARWICK LLP

Minneapolis, Minnesota
September 16, 1998